International Medical Staffing Inc

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CERTIFICATE NUMBER

SHARES

PAR VALUE $0.0001
COMMON STOCK

CUSIP NO. 45986A100

SPECIMEN

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

INTERNATIONAL MEDICAL STAFFING INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

LEE D. VANATTA
President and CEO

GREGORY J. MCLEAN
Secretary, Treasurer, and CFO

INTERNATIONAL MEDICAL STAFFING INC.
Corporate Seal
DELAWARE

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

100 Second Avenue South, Suite 705S, St. Petersburg, FL, 33701
727.289.0010